Exhibit 99.j



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 21, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of Sentinel Variable Products Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "General Information" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York


May 1, 2003